Exhibit 10.16

Execution Copy

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) dated as of October 12, 2012, is entered into by and among the Borrower (as defined below), such other entities which from time to time become parties hereto (collectively, including the Borrower, the “Debtors” and each, individually, a “Debtor”) and Comerica Bank (“Comerica”), as administrative agent for and on behalf of the Lenders (as defined below) (in such capacity, the “Agent”). The addresses for the Debtors and the Agent, as of the date hereof, are set forth on the signature pages attached hereto.

R E C I T A L S:

A. Inogen, Inc. (the “Borrower”) has entered into that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 12, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time the “Credit Agreement”) with each of the financial institutions from time to time signatory thereto (collectively, including their respective successors and assigns, the “Lenders”) and the Agent pursuant to which the Lenders have agreed, subject to the satisfaction of certain terms and conditions, to extend or to continue to extend financial accommodations to the Borrower, as provided therein.

B. Pursuant to the Credit Agreement, the Lenders have required that each of the Debtors grant (or cause to be granted) certain Liens to the Agent, for the benefit of the Lenders, all to secure the obligations of the Borrower or any Debtor under the Credit Agreement or any related Loan Document (including any Guaranty).

C. The Debtors have directly and indirectly benefited and will directly and indirectly benefit from the transactions evidenced by and contemplated in the Credit Agreement and the other Loan Documents.

D. The Agent is acting as Agent for the Lenders pursuant to the terms and conditions of Section 12 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

Section 1.1 Definitions. As used in this Agreement, capitalized terms not otherwise defined herein have the meanings provided for such terms in the Credit Agreement. References to “Sections,” “subsections,” “Exhibits” and “Schedules” shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction which may be applicable to the grant and perfection of the Liens held by the Agent for the benefit of the Lenders pursuant to this Agreement.

The following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

“Account” means any “account,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all rights of such Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of such Debtor, (c) all rights of such Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned or granted to or held by such Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of such Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.

“Chattel Paper” means any “chattel paper,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and shall include both electronic Chattel Paper and tangible Chattel Paper.

“Collateral” has the meaning specified in Section 2.1 of this Agreement.

“Collateral Compliance Report” shall mean a report in the form attached hereto as Exhibit C.

“Computer Records” means any computer records now owned or hereafter acquired by any Debtor.

“Copyright Collateral” shall mean all Copyrights and Copyright Licenses of the Debtors.

“Copyright Licenses” shall mean all license agreements with any other Person in connection with any of the Copyrights or such other Person’s copyrights, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Copyrights” shall mean all copyrights and mask works, whether or not registered, and all applications for registration of all copyrights and mask works, including, but not limited to all copyrights and mask works, and all applications for registration of all copyrights and mask works identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof); and (c) all rights corresponding thereto and all modifications, adaptations, translations, enhancements and derivative works, renewals thereof, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.

“Deposit Account” shall mean a demand, time, savings, passbook, or similar account maintained with a bank. The term does not include investment property, investment accounts or accounts evidenced by an instrument.

“Document” means any “document,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by a Debtor.

“Equipment” means any “equipment,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, trade fixtures, tractors, trailers, rolling stock, vessels, aircraft and Vehicles now owned or hereafter acquired by such Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“General Intangibles” means any “general intangibles,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all of such Debtor’s Intellectual Property Collateral; (b) all of such Debtor’s books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of such Debtor to retrieve data and other information from third parties; (c) all of such Debtor’s contract rights, commercial tort claims, partnership interests, membership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit; (d) all rights of such Debtor to payment under chattel paper, documents, instruments and similar agreements; (e) letters of credit, letters of credit rights supporting obligations and rights to payment for money or funds advanced or sold of such Debtor; (f) all tax refunds and tax refund claims of such Debtor; (g) all choses in action and causes of action of such Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of such Debtor; (h) all rights and claims of such Debtor under warranties and indemnities, (i) all health care receivables; and (j) all rights of such Debtor under any insurance, surety or similar contract or arrangement.

“Governmental Authority” shall mean any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Instrument” shall mean any “instrument,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor, and, in any event, shall include all promissory notes (including without limitation, any Intercompany Notes held by such Debtor), drafts, bills of exchange and trade acceptances, whether now owned or hereafter acquired.

“Insurance Proceeds” shall have the meaning set forth in Section 4.4 of this Agreement.

“Intellectual Property Collateral” shall mean Patents, Patent Licenses, Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, trade secrets, registrations, goodwill, franchises, permits, proprietary information, customer lists, designs, inventions and all other intellectual property and proprietary rights, including without limitation those described on Schedule 1.1 attached hereto and incorporated herein by reference.

“Inventory” means any “inventory,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all goods and other personal property of such Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, supplies and materials of such Debtor; (c) all wrapping, packaging, advertising and shipping materials of such Debtor; (d) all goods that have been returned to, repossessed by or stopped in transit by such Debtor; and (e) all Documents evidencing any of the foregoing.

“Investment Property” means any “investment property” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and in any event, shall include without limitation all shares of stock and other equity, partnership or membership interests constituting securities, of the Domestic Subsidiaries of such Debtor from time to time owned or acquired by such Debtor in any manner (including, without limitation, the Pledged Shares), and the certificates and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares, but excluding any shares of stock or other equity, partnership or membership interests in any Foreign Subsidiaries of such Debtor.

“Patent Collateral” shall mean all Patents and Patent Licenses of the Debtors.

“Patent Licenses” shall mean all license agreements with any other Person in connection with any of the Patents or such other Person’s patents, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Patents” shall mean all letters patent, patent applications and patentable inventions, including, without limitation, all patents and patent applications identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation, (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.

“Permitted Liens” means Liens permitted under Section 8.2 of the Credit Agreement

“Pledged Shares” means the shares of capital stock or other equity, partnership or membership interests described on Schedule 1.2 attached hereto and incorporated herein by reference, and all other shares of capital stock or other equity, partnership or membership interests (other than in an entity which is a Foreign Subsidiary) acquired by any Debtor after the date hereof.

“Proceeds” means any “proceeds,” as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to a Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Records” are defined in Section 3.2 of this Agreement.

“Software” means all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded.

“Trademark Collateral” shall mean all Trademarks and Trademark Licenses of the Debtors.

“Trademark Licenses” shall mean all license agreements with any other Person in connection with any of the Trademarks or such other Person’s names or trademarks, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, and to sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Trademarks” shall mean all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations, and any renewals thereof, including, without limitation, each registration and application identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (c) all rights corresponding thereto and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin.

“UCC” means the Uniform Commercial Code as in effect in the State of California; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

ARTICLE 2

Security Interest

Section 2.1 Grant of Security Interest. As collateral security for the prompt payment and performance in full when due of the Indebtedness (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges, assigns, transfers and conveys to the Agent as collateral, and grants the Agent a continuing Lien on and security interest in, all of such Debtor’s right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the “Collateral”):

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all General Intangibles;

(d)	all Equipment;

(e)	all Inventory;

(f)	all Documents;

(g)	all Instruments;

(h)	all Deposit Accounts and any other cash collateral, deposit or investment accounts, including all cash collateral, deposit or investment accounts established or maintained pursuant to the terms of this Agreement or the other Loan Documents;

(i)	all Computer Records and Software, whether relating to the foregoing Collateral or otherwise, but in the case of such Software, subject to the rights of any non-affiliated licensee of software;

(j)	all Investment Property; and

(k)	the Proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (j) and all Liens, security, rights, remedies and claims of such Debtor with respect thereto (provided that the grant of a security interest in Proceeds set forth is in this subsection (k) shall not be deemed to give the applicable Debtor any right to dispose of any of the Collateral, except as may otherwise be permitted pursuant to the terms of the Credit Agreement);

provided, however, that “Collateral” shall not include (a) the Blocked Account or (b) rights under or with respect to any General Intangible, license, permit or authorization to the extent any such General Intangible, license, permit or authorization, by its terms or by law, prohibits the assignment of, or the granting of a Lien over the rights of a grantor thereunder or which would be invalid or unenforceable upon any such assignment or grant (the “Restricted Assets”), provided that (A) the Proceeds of any Restricted Asset shall continue to be deemed to be “Collateral”, and (B) this provision shall not limit the grant of any Lien on or assignment of any Restricted Asset to the extent that the UCC or any other applicable law provides that such grant of Lien or assignment is effective irrespective of any prohibitions to such grant provided in any Restricted Asset (or the underlying documents related thereto). Concurrently with any such Restricted Asset being entered into or arising after the date hereof, the applicable Debtor shall be obligated to obtain any waiver or consent (in form and substance acceptable to the Agent) necessary to allow such Restricted Asset to constitute Collateral hereunder if the failure of such Debtor to have such Restricted Asset would have a Material Adverse Effect.

Section 2.2 Debtors Remain Liable. Notwithstanding anything to the contrary contained herein, (a) the Debtors shall remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent or any Lender of any of their respective rights or remedies hereunder shall not release the Debtors from any of their duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) neither the Agent nor any of the Lenders shall have any indebtedness, liability or obligation (by assumption or otherwise) under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, and none of them shall be obligated to perform any of the obligations or duties of the Debtors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE 3

Representations and Warranties

To induce the Agent to enter into this Agreement and the Agent and the Lenders to enter into the Credit Agreement, each Debtor represents and warrants to the Agent and to each Lender as follows, each such representation and warranty being a continuing representation and warranty, surviving until termination of this Agreement in accordance with the provisions of Section 7.12 of this Agreement:

Section 3.1 Title. Such Debtor is, and with respect to Collateral acquired after the date hereof such Debtor will be, the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance, except for the Permitted Liens, provided that, other than the Lien established under this Agreement, no Lien on any Pledged Shares shall constitute a Permitted Lien.

Section 3.2 Change in Form or Jurisdiction; Successor by Merger; Location of Books and Records. As of the date hereof, each Debtor (a) is duly organized and validly existing as a corporation (or other business organization) under the laws of its jurisdiction of organization; (b) is formed in the jurisdiction of organization and has the registration number and tax identification number set forth on Schedule 3.2 attached hereto; (c) has not changed its respective corporate form or its jurisdiction of organization at any time during the five years immediately prior to the date hereof, except as set forth on such Schedule 3.2; (d) except as set forth on such Schedule 3.2 attached hereto, no Debtor has, at any time during the five years immediately prior to the date hereof, become the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise of any other Person, and (e) keeps true and accurate books and records regarding the Collateral (the “Records”) in the office indicated on such Schedule 3.2.

Section 3.3 Representations and Warranties Regarding Certain Types of Collateral.

(a)	Location of Inventory and Equipment. As of the date hereof, (i) all Inventory (except Inventory in transit) and Equipment (except trailers, rolling stock, vessels, aircraft and Vehicles) of each Debtor are located at the places specified on Schedule 3.3(a) attached hereto, (ii) the name and address of the landlord leasing any location to any Debtor is identified on such Schedule 3.3(a), and (iii) the name of and address of each bailee or warehouseman which holds any Collateral and the location of such Collateral is identified on such Schedule 3.3(a).

(b)	Account Information. As of the date hereof, all Deposit Accounts, cash collateral accounts or investment accounts of each Debtor (except for those Deposit Accounts located with the Agent) are located at Square 1 Bank. Schedule 3.3(b) attached hereto sets forth, with respect to each such account, the type of account and the account number.

(c)	Documents. As of the date hereof, except as set forth on Schedule 3.3(c), none of the Inventory or Equipment of such Debtor (other than trailers, rolling stock, vessels, aircraft and Vehicles) is evidenced by a Document (including, without limitation, a negotiable document of title).

(d)	Intellectual Property. Set forth on Schedule 1.1 (the same may be amended from time to time) is a true and correct list of the registered Patents, Patent Licenses, registered Trademarks, Trademark

Licenses, registered Copyrights and Copyright Licenses owned by the Debtors (including, in the case of the Patents, Trademarks and Copyrights, the applicable name, date of registration (or of application if registration not completed) and application or registration number).

Section 3.4 Pledged Shares.

(a)	Duly Authorized and Validly Issued. The Pledged Shares that are shares of a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and the Pledged Shares that are membership interests or partnership units (if any) have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof, and, to the extent applicable, are fully paid and nonassessable. No such membership or partnership interests constitute “securities” within the meaning of Article 8 of the UCC, and each Debtor covenants and agrees not to allow any such membership or partnership interest to become “securities” for purposes of Article 8 of the UCC.

(b)	Valid Title; No Liens; No Restrictions. Each Debtor is the legal and beneficial owner of the Pledged Shares, free and clear of any Lien (other than the Liens created by this Agreement), and such Debtor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Pledged Shares. None of the Pledged Shares are subject to any contractual or other restrictions upon the pledge or other transfer of such Pledged Shares, other than those imposed by securities laws generally. No issuer of Pledged Shares is party to any agreement granting “control” (as defined in Section 8-106 of the UCC) of such Debtor’s Pledged Shares to any third party. All such Pledged Shares are held by each Debtor directly and not through any securities intermediary.

(c)	Description of Pledged Shares; Ownership. The Pledged Shares constitute the percentage of the issued and outstanding shares of stock, partnership units or membership interests of the issuers thereof indicated on Schedule 1.2 (as the same may be amended from time to time) and such Schedule contains a description of all shares of capital stock, membership interests and other equity interests of or in any Subsidiaries owned by such Debtor.

Section 3.5 Intellectual Property.

(a)	Filings and Recordation. Each Debtor has made all necessary filings and recordations to protect and maintain its interest in the Trademarks, Patents and Copyrights set forth on Schedule 1.1 (as the same may be amended from time to time), including, without limitation, all necessary filings and recordings, and payments of all maintenance fees, in the United States Patent and Trademark Office and United States Copyright Office to the extent such Trademarks, Patents and Copyrights are material to such Debtor’s business. Also set forth on Schedule 1.1 (as the same may be amended from time to time) is a complete and accurate list of all of the material Trademark Licenses, Patent Licenses and Copyright Licenses owned by the Debtors as of the date hereof.

(b)	Trademarks and Trademark Licenses Valid. (i) Each Trademark of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, registrable and enforceable, (ii) each of the Trademark Licenses set forth on Schedule 1.1 (as the same may be amended from time to time) is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Agent in writing of all uses of any material item of Trademark Collateral of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Collateral.

(c)	Patents and Patent Licenses Valid. (i) Each Patent of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid,

unpatentable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, patentable and enforceable except as otherwise set forth on Schedule 1.1 (as the same may be amended from time to time), (ii) each of the Patent Licenses set forth on Schedule 1.1 (as the same may be amended from time to time) is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Agent in writing of all uses of any item of Patent Collateral material to any Debtor’s business of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(d)	Copyright and Copyright Licenses Valid. (i) Each Copyright of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, uncopyrightable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, copyrightable and enforceable, (ii) each of the Copyright Licenses set forth on Schedule 1.1 (as the same may be amended from time to time) is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Agent in writing of all uses of any item of Copyright Collateral material to any Debtor’s business of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(e)	No Assignment. The Debtors have not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or encumbrance of any of the Intellectual Property Collateral, except with respect to non-exclusive licenses granted in the ordinary course of business or as permitted by this Agreement or the Loan Documents. No Debtor has granted any license, shop right, release, covenant not to sue, or non-assertion assurance to any Person with respect to any part of the Intellectual Property Collateral, except as set forth on Schedule 1.1 or as otherwise disclosed to the Agent in writing.

(f)	Products Marked. Each Debtor has marked its products with the trademark registration symbol, copyright notices, the numbers of all appropriate patents, the common law trademark symbol or the designation “patent pending,” as the case may be, to the extent that such Debtor, in good faith, believes is reasonably and commercially practicable.

(g)	Other Rights. Except for the Trademark Licenses, Patent Licenses and Copyright Licenses listed on Schedule 1.1 hereto under which a Debtor is a licensee, no Debtor has knowledge of the existence of any right or any claim (other than as provided by this Agreement) that is likely to be made under or against any item of Intellectual Property Collateral contained on Schedule 1.1 to the extent such claim could reasonably be expected to have a Material Adverse Effect.

(h)	No Claims. Except as set forth on Schedule 1.1 or as otherwise disclosed to the Agent in writing, no claim has been made and is continuing or, to any Debtor’s knowledge, threatened that the use by any Debtor of any item of Intellectual Property Collateral is invalid or unenforceable or that the use by any Debtor of any Intellectual Property Collateral does or may violate the rights of any Person. To the Debtors’ knowledge, there is no infringement or unauthorized use of any item of Intellectual Property Collateral contained on Schedule 1.1 or as otherwise disclosed to the Agent in writing.

(i)

No Consent. No consent of any party (other than such Debtor) to any Patent License, Copyright License or Trademark License constituting Intellectual Property Collateral is required, or purports to be required, to be obtained by or on behalf of such Debtor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License, Copyright License and Trademark License constituting Intellectual Property Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the applicable Debtor and (to the knowledge of the Debtors) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Patent Licenses, Copyright Licenses or Trademark Licenses by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect. Neither the Debtors nor (to the knowledge of any Debtor) any other party to any Patent License, Copyright License or Trademark License constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as would not reasonably be expected, in the aggregate, to have a material adverse effect on the value of the Intellectual Property Collateral. To the knowledge of such Debtor, the right, title and interest of the applicable Debtor in, to and under each Patent License, Copyright License and Trademark License constituting Intellectual Property Collateral is not subject to any defense, offset, counterclaim or claim.

Section 3.6 Priority. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office with respect to any outstanding obligation of such Debtor except (i) as may have been filed in favor of the Agent pursuant to this Agreement and the other Loan Documents and (ii) financing statements filed to perfect Permitted Liens (which shall not, in any event, grant a Lien over the Pledged Shares).

Section 3.7 Perfection. Upon (a) the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule 3.7 attached hereto, and (b) the recording of this Agreement in the United States Patent and Trademark Office and the United States Copyright Office, the security interest in favor of the Agent created herein will constitute a valid and perfected Lien upon and security interest in the Collateral which may be created and perfected either under the UCC by filing financing statements or by a filing with the United States Patent and Trademark Office and the United States Copyright Office.

ARTICLE 4

Covenants

Each Debtor covenants and agrees with the Agent, until termination of this Agreement in accordance with the provisions of Section 7.12 hereof, as follows:

Section 4.1 Covenants Regarding Certain Kinds of Collateral

(a) Promissory Notes and Tangible Chattel Paper. If Debtors, now or at any time hereafter, collectively hold or acquire any promissory notes or tangible Chattel Paper for which the principal amount thereof or the obligations evidenced thereunder are, in the aggregate, in excess of $100,000 , the applicable Debtors shall promptly notify the Agent in writing thereof and forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably specify, and cause all such Chattel Paper to bear a legend reasonably acceptable to the Agent indicating that the Agent has a security interest in such Chattel Paper.

(b) Electronic Chattel Paper and Transferable Records. If Debtors, now or at any time hereafter, collectively hold or acquire an interest in any electronic Chattel Paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, worth, in the aggregate, in excess of $100,000, the applicable Debtors shall promptly notify the Agent thereof and, at the request and option of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent control, under Section 9-105 of the UCC, of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(c) Letter-of-Credit Rights. If Debtors, now or at any time hereafter, collectively are or become beneficiaries under letters of credit, with an aggregate face amount in excess of $100,000, the applicable Debtors shall promptly notify the Agent thereof and, at the request of the Agent, the applicable Debtors shall, pursuant to an agreement in form and substance reasonably satisfactory to the Agent either arrange (i) for the issuer and any confirmer of such letters of credit to consent to an assignment to the Agent of the proceeds of the letters of credit or (ii) for the Agent to become the transferee beneficiary of the letters of credit, together with, in each case, any such other actions as reasonably requested by the Agent to perfect its first priority Lien in such letter of credit rights. The applicable Debtor shall retain the proceeds of the applicable letters of credit until a Default or Event of Default has occurred and is continuing whereupon the proceeds are to be delivered to the Agent and applied as set forth in the Credit Agreement.

(d) Commercial Tort Claims. If Debtors, now or at any time hereafter, collectively hold or acquire any commercial tort claims, which, the reasonably estimated value of which are in aggregate excess of $100,000, the applicable Debtors shall immediately notify the Agent in a writing signed by such Debtors of the particulars thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

(e) Pledged Shares. All certificates or instruments representing or evidencing the Pledged Shares or any Debtor’s rights therein shall be delivered to the Agent promptly upon Debtor gaining any rights therein, in suitable form for transfer by delivery or accompanied by duly executed stock powers or instruments of transfer or assignments in blank, all in form and substance reasonably acceptable to the Agent.

(f) Equipment and Inventory

(i)	Location. Each Debtor shall keep the Equipment (other than Vehicles) and Inventory (other than Inventory in transit) which is in such Debtor’s possession or in the possession of any bailee or warehouseman at any of the locations specified on Schedule 3.3(a) attached hereto or as otherwise disclosed in writing to the Agent from time to time, subject to compliance with the other provisions of this Agreement, including subsection (ii) below.

(ii)	Landlord Consents and Bailee’s Waivers. Each Debtor shall provide, as applicable, a bailee’s waiver or landlord consent, in form and substance acceptable to the Agent, for each non-Debtor owned location of Collateral disclosed on Schedule 3.3(a) or otherwise disclosed to the Agent in writing, promptly after leasing such location, and shall take all other actions required by the Agent to perfect the Agent’s security interest in the Equipment and Inventory with the priority required by this Agreement.

(iii)	Maintenance. Each Debtor shall maintain the Equipment and Inventory in such condition as may be specified by the terms of the Credit Agreement.

(g) Intellectual Property.

(i)	Trademarks. Each Debtor agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (x) defend, enforce, preserve the validity and ownership of, and maintain each Trademark registration and each Trademark License identified on Schedule 1.1 hereto, and (y) pursue each trademark application now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, and the participation in opposition, cancellation, infringement and misappropriation proceedings, except, in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Trademark registration, Trademark application or any rights obtained under any Trademark License, in each case, which it is now or later becomes entitled, except in each case in which such Debtor has determined, using its commercially reasonable judgment, that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(ii)	Patents. Each Debtor agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (x) defend, enforce, preserve the validity and ownership of, and maintain each Patent and each Patent License identified on Schedule 1.1 hereto, and (y) pursue each patent application, now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, infringement and misappropriation proceedings, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(iii)	Copyrights. Each Debtor agrees to take all necessary steps, including, without limitation, in the United States Copyright Office or in any court, to (x) defend, enforce, and preserve the validity and ownership of each Copyright and each Copyright License identified on Schedule 1.1 hereto, and (y) pursue each Copyright and mask work application, now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the payment of applicable fees, and the participation in infringement and misappropriation proceedings, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Copyright, Copyright and mask work application, or any rights obtained under any Copyright License, in each case, which it is now or later becomes entitled, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(iv)	No Abandonment. The Debtors shall not abandon any Trademark, Patent, Copyright or any pending Trademark, Copyright, mask work or Patent application, without the written consent of the Agent, unless the Debtors shall have previously determined, using their commercially reasonable judgment, that such use or the pursuit or maintenance of such Trademark registration, Patent, Copyright registration or pending Trademark, Copyright, mask work or Patent application is not of material economic value to it, in which case, the Debtors shall give notice of any such abandonment to the Agent promptly in writing after the determination to abandon such Intellectual Property Collateral is made.

(v)	No Infringement. In the event that a Debtor becomes aware that any item of the Intellectual Property Collateral which such Debtor has determined, using its commercially reasonable judgment, to be material to its business is infringed or misappropriated by a third party, such Debtor shall promptly notify the Agent promptly and in writing, in reasonable detail, and shall take such actions as such Debtor or the Agent deems reasonably appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by the Debtors. Each Debtor will advise the Agent promptly and in writing, in reasonable detail, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any material item of the Intellectual Property Collateral.

(h)	Accounts and Contracts. Each Debtor shall, in accordance with its usual business practices in effect from time to time, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts. So long as no Default or Event of Default has occurred and is continuing and except as otherwise provided in Section 6.3, each Debtor shall have the right to collect and receive payments on its Accounts, and to use and expend the same in its operations in each case in compliance with the terms of the Credit Agreement.

(i)	Vehicles; Aircraft and Vessels. Notwithstanding any other provision of this Agreement, no Debtor shall be required to make any filings as may be necessary to perfect the Agent’s Lien on its Vehicles, aircraft and vessels, unless (i) a Default or an Event of Default has occurred and is continuing, whereupon the Agent may require such filings be made or (ii) such Debtor, either singly, or together with the other Debtors, owns Vehicles, aircraft and vessels (other than Vehicles provided for use by such Debtor’s executive employees) which have a fair market value of at least $100,000, in aggregate amount, whereupon the applicable Debtors shall provide prompt notice to the Agent, and the Agent, at its option, may require the applicable Debtors to execute such agreements and make such filings as may be necessary to perfect the Agent’s Lien for the benefit of the Lenders and ensure the priority thereof on the applicable Vehicles, aircraft and vessels.

(j)	Life Insurance Policies. If any Debtor, now or any time hereafter, is the beneficiary of a “key man life insurance policy”, it shall promptly notify the Agent thereof, provide the Agent with a true and correct list of the Persons insured, the name and address of the insurance company providing the coverage, the amount of such insurance and the policy number, and, unless otherwise waived by the Agent in writing, take such actions as Agent may deem necessary or the Agent shall deem reasonably desirable to collaterally assign policy to the Agent for the benefit of the Lenders.

(k)	Deposit Accounts. Each Debtor agrees to promptly notify the Agent in writing of all Deposit Accounts, cash collateral accounts or investments accounts opened at Square 1 Bank after the date hereof. No Debtor shall maintain any Deposit Account, cash collateral account or investment account with any institution other than Comerica Bank or Square 1 Bank, in accordance with Section 7.14 of the Credit Agreement.

Section 4.2 Encumbrances. Each Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against any Lien (other than the Permitted Liens, provided that no Lien, other than the Lien created hereunder, shall exist over the Pledged Shares) or any restriction upon the pledge or other transfer thereof (other than as specifically permitted in the Credit Agreement), and shall defend such Debtor’s title to and other rights in the Collateral and the Agent’s pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons. Except to the extent permitted by the Credit Agreement or in connection with any release of Collateral under Section 7.13 hereof (but only to the extent of any Collateral so released), such Debtor shall do nothing to impair the rights of the Agent in the Collateral.

Section 4.3 Disposition of Collateral. Except as otherwise permitted under the Credit Agreement, no Debtor shall enter into or consummate any transfer or other disposition of Collateral.

Section 4.4 Insurance. The Collateral pledged by such Debtor or the Debtors will be insured (to the extent such Collateral is insurable) with insurance coverage in such amounts and of such types as are required by the terms of the Credit Agreement. In the case of all such insurance policies, each such Debtor shall designate the Agent, as mortgagee or lender loss payee and such policies shall provide that any loss be payable to the Agent, as mortgagee or lender loss payee, as its interests may appear. Further, upon the request of the Agent, each such Debtor shall deliver certificates evidencing such policies, including all endorsements thereon and those required hereunder, to the Agent; and each such Debtor assigns to the Agent, as additional security hereunder, all its rights to receive proceeds of insurance with respect to the Collateral. All such insurance shall, by its terms, provide that the applicable carrier shall, prior to any cancellation before the expiration date thereof, mail thirty (30) days’ prior written notice to the Agent of such cancellation. Each Debtor further shall provide the Agent upon request with evidence reasonably satisfactory to the Agent that each such Debtor is at all times in compliance with this paragraph. Upon the occurrence and during the continuance of a Default or an Event of Default, the Agent may, at its option, act as each such Debtor’s attorney-in-fact in obtaining, adjusting, settling and compromising such insurance and endorsing any drafts. Upon such Debtor’s failure to insure the Collateral as required in this covenant, the Agent may, at its option, procure such insurance and its costs therefor shall be charged to such Debtor, payable on demand, with interest at the highest rate set forth in the Credit Agreement and added to the Indebtedness secured hereby. The disposition of proceeds payable to such Debtor of any insurance on the Collateral (the “Insurance Proceeds”) shall be governed by the following:

(a)	provided that no Default or Event of Default has occurred and is continuing hereunder, (i) if the amount of Insurance Proceeds in respect of any loss or casualty does not exceed One Hundred Thousand Dollars ($100,000), such Debtor shall be entitled, in the event of such loss or casualty, to receive all such Insurance Proceeds and to apply the same toward the replacement of the Collateral affected thereby or to the purchase of other assets to be used in such Debtor’s business (provided that such assets shall be subjected to a first priority Lien in favor of the Agent and such repurchase of assets shall occur within 180 days of such Debtor receiving the Insurance Proceeds); and (ii) if the amount of Insurance Proceeds in respect of any loss or casualty exceeds One Hundred Thousand Dollars ($100,000), such Insurance Proceeds shall be paid to and received by the Agent, for release to such Debtor for the replacement of the Collateral affected thereby or to the purchase of other assets to be used in such Debtor’s business (provided that such assets shall be subjected to a first priority Lien in favor of the Agent); or, upon written request of such Debtor (accompanied by reasonable supporting documentation), for such other use or purpose as approved by the Agent in its reasonable discretion, it being understood and agreed in connection with any release of funds under this subparagraph (ii), that the Agent may impose reasonable and customary conditions on the disbursement of such Insurance Proceeds; provided further that if such proceeds are not, as applicable, used by the Debtors to repurchase assets or released by the Agent to the Debtors under this clause (a) within 180 days, or if at any time prior to the end of such 180 day period, a Default or Event of Default has occurred, such proceeds shall be applied to the Indebtedness in accordance with clause (b) below; and

(b)	if a Default or Event of Default has occurred or is continuing and is not waived as provided in the Credit Agreement, all Insurance Proceeds in respect of any loss or casualty shall be paid to and received by the Agent, to be applied by the Agent against the Indebtedness in the manner specified in the Credit Agreement.

Section 4.5 Corporate Changes; Books and Records; Inspection Rights. (a) No Debtor shall change its respective name, identity, corporate structure or jurisdiction of organization, or identification number in any manner that might make any financing statement filed in connection with this Agreement seriously misleading within the meaning of Section 9-506 of the UCC unless such Debtor shall have given the Agent thirty (30) days prior written notice with respect to any change in such Debtor’s corporate structure, jurisdiction of organization, name or identity and shall have taken all action deemed reasonably necessary by the Agent under the circumstances to protect its Liens and the perfection and priority thereof, (b) each Debtor shall keep the Records at the location specified on Schedule 3.2 as the location of such books and records or as otherwise specified in writing to the Agent and (c) the Debtors shall permit the Agent, the Lenders, and their respective agents and representatives to conduct inspections, discussion and audits of the Collateral in accordance with the terms of the Credit Agreement.

Section 4.6 Notification of Lien; Continuing Disclosure. (a) Each Debtor shall promptly notify the Agent in writing of any Lien, encumbrance or claim (other than a Permitted Lien, to the extent not otherwise subject to any notice requirements under the Credit Agreement) that has attached to or been made or asserted against any of the Collateral upon becoming aware of the existence of such Lien, encumbrance or claim; and (b) concurrently with delivery of the Covenant Compliance Report for each fiscal year, Debtors shall execute and deliver to the Agent a Collateral Compliance Report in the form attached hereto as Exhibit C.

Section 4.7 Covenants Regarding Pledged Shares

(a)	Voting Rights and Distributions.

(i)	So long as no Default or Event of Default shall have occurred and be continuing (both before and after giving effect to any of the actions or other matters described in clauses (A) or (B) of this subparagraph):

(A)	Each Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and ratifications) pertaining to any of the Pledged Shares or any part thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of the Agent which would violate any provision of this Agreement or the Credit Agreement; and

(B)	Except as otherwise provided by the Credit Agreement, such Debtor shall be entitled to receive and retain any and all dividends, distributions and interest paid in respect to any of the Pledged Shares.

(ii)	Upon the occurrence and during the continuance of a Default or an Event of Default:

(A)	The Agent may, without notice to such Debtor, transfer or register in the name of the Agent or any of its nominees, for the equal and ratable benefit of the Lenders, any or all of the Pledged Shares and the Proceeds thereof (in cash or otherwise) held by the Agent hereunder, and the Agent or its nominee may thereafter, after delivery of notice to such Debtor, exercise all voting and corporate rights at any meeting of any corporation issuing any of the Pledged Shares and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if the Agent were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such Pledged Shares or upon the exercise by any such issuer or the Agent of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Agent shall not be responsible for any failure to do so or delay in so doing.

(B)	All rights of such Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4.7(a)(i)(A) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 4.7(a)(i)(B) shall be suspended until such Default or Event of Default shall no longer exist, and all such rights shall, until such Default or Event of Default shall no longer exist, thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive, hold and dispose of as Pledged Shares such dividends, interest and other distributions.

(C)	All dividends, interest and other distributions which are received by such Debtor contrary to the provisions of this Section 4.7(a)(ii) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement).

(D)	Each Debtor shall execute and deliver (or cause to be executed and delivered) to the Agent all such proxies and other instruments as the Agent may reasonably request for the purpose of enabling the Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 4.7(a)(ii) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this Section 4.7(a)(ii). The foregoing shall not in any way limit the Agent’s power and authority granted pursuant to the other provisions of this Agreement.

(b) Possession; Reasonable Care. Regardless of whether a Default or an Event of Default has occurred or is continuing, the Agent shall have the right to hold in its possession all Pledged Shares pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral. The Agent may appoint one or more agents (which in no case shall be a Debtor or an affiliate of a Debtor) to hold physical custody, for the account of the Agent, of any or all of the Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, except, subject to the terms hereof, upon the written instructions of the Lenders. Following the occurrence and continuance of an Event of Default, the Agent shall be entitled to take ownership of the Collateral in accordance with the UCC.

Section 4.8 New Subsidiaries; Additional Collateral

(a)	With respect to each Person which becomes a Subsidiary of a Debtor subsequent to the date hereof, execute and deliver such joinders or security agreements or other pledge documents as are required by the Credit Agreement, within the time periods set forth therein.

(b)	Each Debtor agrees that, (i) except with the written consent of the Agent, it will not permit any Domestic Subsidiary (whether now existing or formed after the date hereof) to issue to such Debtor or any of such Debtor’s other Subsidiaries any shares of stock, membership interests, partnership units, notes or other securities or instruments (including without limitation the Pledged Shares) in addition to or in substitution for any of the Collateral, unless, concurrently with each issuance thereof, any and all such shares of stock, membership interests, partnership units, notes or instruments are encumbered in favor of the Agent under this Agreement or otherwise (it being understood and agreed that all such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor shall, without further action by such Debtor or the Agent, be automatically encumbered by this Agreement as Pledged Shares) and (ii) it will promptly following the issuance thereof deliver to the Agent (A) an amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor or (B) if reasonably required by the Lenders, a new stock pledge, duly executed by the applicable Debtor, in substantially the form of this Agreement (a “New Pledge”), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to any Debtor granting to the Agent, for the benefit of the Lenders, a first priority security interest, pledge and Lien thereon, together in each case with all certificates, notes or other instruments representing or evidencing the same, together with such other documentation as the Agent may reasonably request. Such Debtor hereby (x) authorizes the Agent to attach each such amendment to this Agreement, (y) agrees that all such shares of stock, membership interests, partnership units, notes or instruments listed in any such amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Shares, and (z) is deemed to have made, upon the delivery of each such amendment, the representations and warranties contained in Section 3.4 of this Agreement with respect to the Collateral covered thereby.

(c)

With respect to any Intellectual Property Collateral owned, licensed or otherwise acquired by any Debtor after the date hereof, and with respect to any Patent, Trademark or Copyright which is not registered or filed with the U.S. Patent and Trademark Office and/or the U.S. Copyright Office at

the time such Collateral is pledged by a Debtor to the Agent pursuant to this Security Agreement, and which is subsequently registered or filed by such Debtor in the appropriate office, such Debtor shall promptly after the acquisition or registration thereof execute or cause to be executed and delivered to the Agent, (i) an amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto, in respect of such additional or newly registered collateral or (ii) at the Agent’s option, a new security agreement, duly executed by the applicable Debtor, in substantially the form of this Agreement, in respect of such additional or newly registered collateral, granting to the Agent, for the benefit of the Lenders, a first priority security interest, pledge and Lien thereon (subject only to the Permitted Liens), together in each case with all certificates, notes or other instruments representing or evidencing the same, and shall, upon the Agent’s request, execute or cause to be executed any financing statement or other document (including without limitation, filings required by the U.S. Patent and Trademark Office and/or the U.S. Copyright Office in connection with any such additional or newly registered collateral) granting or otherwise evidencing a Lien over such new Intellectual Property Collateral. Each Debtor hereby (x) authorizes the Agent to attach each amendment to this Agreement, (y) agrees that all such additional collateral listed in any amendment delivered to the Agent shall for all purposes hereunder constitute Collateral, and (z) is deemed to have made, upon the delivery of each such Amendment, the representations and warranties contained in Section 3.3(d) and Section 3.5 of this Agreement with respect to the Collateral covered thereby.

Section 4.9 Further Assurances (a) At any time and from time to time, upon the request of the Agent, and at the sole expense of the Debtors, each Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Agent may reasonably deem necessary or appropriate to (i) preserve, ensure the priority, effectiveness and validity of and perfect the Agent’s security interest in and pledge and collateral assignment of the Collateral (including causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition of the Agent’s ability to enforce its security interest in such Collateral), unless such actions are specifically waived under the terms of this Agreement and the other Loan Documents, (ii) carry out the provisions and purposes of this Agreement and (iii) to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Except as otherwise expressly permitted by the terms of the Credit Agreement relating to disposition of assets and except for Permitted Liens (except for Pledged Shares, over which the only Lien shall be that Lien established under this Agreement), each Debtor agrees to maintain and preserve the Agent’s security interest in and pledge and collateral assignment of the Collateral hereunder and the priority thereof.

(b) Each Debtor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (i) indicate any or all of the Collateral upon which the Debtors have granted a Lien, and (ii) provide any other information required by Part 5 of Article 9 of the UCC, including organizational information and in the case of a fixture filing or a filing for Collateral consisting of as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Debtor agrees to furnish any such information required by the preceding paragraph to the Agent promptly upon request.

ARTICLE 5

Rights of the Agent

Section 5.1 Power of Attorney. Each Debtor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of such Debtor or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all actions, and to execute any and all documents and instruments which the Agent at any time and from time to time deems necessary, to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, such Debtor hereby gives the Agent the power and right on behalf of such Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of such Debtor:

(a)	to demand, sue for, collect or receive, in the name of such Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the

Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(b)	to pay or discharge taxes, Liens (other than Permitted Liens) or other encumbrances levied or placed on or threatened against the Collateral;

(c)	(i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct; (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against such Debtor with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Agent may determine; (viii) to add or release any guarantor, indorser, surety or other party to any of the Collateral; (ix) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (x) to make, settle, compromise or adjust any claim under or pertaining to any of the Collateral (including claims under any policy of insurance); (xi) subject to any pre-existing rights or licenses, to assign any Patent, Copyright or Trademark constituting Intellectual Property Collateral (along with the goodwill of the business to which any such Patent, Copyright or Trademark pertains), for such term or terms, on such conditions and in such manner, as the Agent shall in its sole discretion determine, and (xii) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent’s option and such Debtor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Agent’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

Section 5.2 Setoff. In addition to and not in limitation of any rights of any Lenders under applicable law, the Agent and each Lender shall, upon the occurrence and continuance of an Event of Default, without notice or demand of any kind, have the right to appropriate and apply to the payment of the Indebtedness owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Debtors then or thereafter on deposit with such Lenders; provided, however, that any such amount so applied by any Lender on any of the Indebtedness owing to it shall be subject to the provisions of the Credit Agreement.

Section 5.3 Assignment by the Agent. The Agent may at any time assign or otherwise transfer all or any portion of its rights and obligations as Agent under this Agreement and the other Loan Documents (including, without limitation, the Indebtedness) to any other Person, to the extent permitted by, and upon the conditions contained in, the Credit Agreement and such Person shall thereupon become vested with all the benefits and obligations thereof granted to the Agent herein or otherwise.

Section 5.4 Performance by the Agent. If any Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Agent may (but shall not be obligated to) perform or attempt to perform such covenant or agreement on behalf of the Debtors, in which case Agent shall exercise good faith and make diligent efforts to give Debtors prompt prior written notice of such performance or attempted performance. In such event, the Debtors shall, at the request of the Agent, promptly pay any reasonable amount expended by the Agent in connection with such performance or attempted performance to the Agent, together with interest thereon at the interest rate set forth in the Credit Agreement, from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance (or non-performance) of any obligation of the Debtors under this Agreement.

Section 5.5 Certain Costs and Expenses. The Debtors shall pay or reimburse the Agent within five (5) Business Days after demand for all reasonable costs and expenses (including reasonable attorney’s and paralegal fees) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of any of the Indebtedness (including in connection with any “workout” or restructuring regarding the Indebtedness, and including in any insolvency proceeding or appellate proceeding). The agreements in this Section 5.5 shall survive the payment in full of the Indebtedness. Notwithstanding the foregoing, the reimbursement of any fees and expenses incurred by the Lenders shall be governed by the terms and conditions of the Credit Agreement.

Section 5.6 Indemnification. The Debtors shall indemnify, defend and hold the Agent, and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys’ and paralegals’ fees) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Indebtedness and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any other Loan Document or any document relating to or arising out of or referred to in this Agreement or any other Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy proceeding or appellate proceeding) related to or arising out of this Agreement or the Indebtedness or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Debtors shall have no obligation under this Section 5.6 to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 5.6 shall survive payment of all other Indebtedness.

ARTICLE 6

Default

Section 6.1 Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Agent shall have the following rights and remedies subject to the direction and/or consent of the Lenders as required under the Credit Agreement:

(a)	The Agent may exercise any of the rights and remedies set forth in this Agreement (including, without limitation, Article 5 hereof), in the Credit Agreement, or in any other Loan Document, or by applicable law.

(b)

In addition to all other rights and remedies granted to the Agent in this Agreement, the Credit Agreement or by applicable law, the Agent shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and the Agent may also, without previous demand or notice except as specified below or in the Credit Agreement, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, the Agent may (i) without demand or notice to the Debtors (except as required under the Credit Agreement or applicable law), collect, receive or take possession of the Collateral or any part thereof, and for that purpose the Agent (and/or its Agents, servicers or other independent contractors) may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (ii) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. The Agent and, subject to the terms of the Credit Agreement, each of the Lenders shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right of redemption on the part of the Debtors, which right of redemption is hereby expressly waived and released by the Debtors to the extent permitted by applicable law. The Agent may require the Debtors to assemble the Collateral and make it available to the Agent at any place designated by the Agent to allow the Agent to take possession or dispose of such Collateral. The Debtors agree that the Agent shall not be obligated to give more than five (5) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The foregoing shall not require notice if none is required by applicable law. The Agent shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Agent may, without notice or publication (except as required by applicable law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtors shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys’ fees, legal expenses and other costs and expenses incurred by the Agent in connection with the collection of the Indebtedness and the enforcement of the Agent’s rights under this Agreement and the Credit Agreement. The Debtors shall, to the extent permitted by applicable law, remain liable for any deficiency if the proceeds of any such sale or other disposition of the Collateral (conducted in conformity with this clause (ii) and applicable law) applied to the Indebtedness are insufficient to pay the Indebtedness in full. The Agent shall apply the proceeds from the sale of the Collateral hereunder against the Indebtedness in such order and manner as provided in the Credit Agreement.

(c)	The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent’s nominee or nominees.

(d)	The Agent may exercise any and all rights and remedies of the Debtors under or in respect of the Collateral, including, without limitation, any and all rights of the Debtors to demand or otherwise require payment of any amount under, or performance of any provision of any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

(e)	On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of the Agent’s counsel) in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

(f)	The Agent may direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct.

(g)

In the event of any sale, assignment or other disposition of the Intellectual Property Collateral, the goodwill of the business connected with and symbolized by any Collateral subject to such disposition shall be included, and the Debtors shall supply to the Agent or its designee the

Debtors’ know-how and expertise related to the Intellectual Property Collateral subject to such disposition, and the Debtors’ notebooks, studies, reports, records, documents and things embodying the same or relating to the inventions, processes or ideas covered by and to the manufacture of any products under or in connection with the Intellectual Property Collateral subject to such disposition.

(h)	For purposes of enabling the Agent to exercise its rights and remedies under this Section 6.1 and enabling the Agent and its successors and assigns to enjoy the full benefits of the Collateral, the Debtors hereby grant to the Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtors) to use, assign, license or sublicense any of the Intellectual Property Collateral, Computer Records or Software (including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof), exercisable upon the occurrence and during the continuance of a Default or an Event of Default (and thereafter if Agent succeeds to any of the Collateral pursuant to an enforcement proceeding or voluntary arrangement with Debtors), except as may be prohibited by any licensing agreement relating to such Computer Records or Software. This license shall also inure to the benefit of all successors, assigns, transferees of and purchasers from the Agent.

Section 6.2 Private Sales.

(a)	In view of the fact that applicable securities laws may impose certain restrictions on the method by which a sale of the Pledged Shares may be effected after an Event of Default, Debtors agree that upon the occurrence and during the continuance of an Event of Default, the Agent may from time to time attempt to sell all or any part of the Pledged Shares by a private sale in the nature of a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are “accredited investors” within the meaning of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and are purchasing for investment only and not for distribution. In so doing, the Agent may solicit offers for the Pledged Shares, or any part thereof, from a limited number of investors who might be interested in purchasing the Pledged Shares. Without limiting the methods or manner of disposition which could be determined to be commercially reasonable, if the Agent hires a firm of regional or national reputation that is engaged in the business of rendering investment banking and brokerage services to solicit such offers and facilitate the sale of the Pledged Shares, then the Agent’s acceptance of the highest offer (including its own offer, or the offer of any of the Lenders at any such sale) obtained through such efforts of such firm shall be deemed to be a commercially reasonable method of disposition of such Pledged Shares. The Agent shall not be under any obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so.

(b)	The Debtors further agree to do or cause to be done, to the extent that the Debtors may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors’ expense.

Section 6.3 Establishment of Cash Collateral Account; and Lock Box.

(a)

Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 9.1(i) of the Credit Agreement, immediately following the occurrence thereof, and in the case of any other Event of Default, (w) upon the termination of any commitments to extend credit under the Credit Agreement, (x) upon the acceleration of any Indebtedness arising under the Credit Agreement, (y) at the option of Agent or (z) upon the request of the Majority Lenders after the commencement of any remedies hereunder, there shall be established by each Debtor with the Agent, for the benefit of the Lenders in the name of the Agent, a segregated non-interest bearing cash collateral account (the “Cash Collateral Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent and the Lenders; provided, however, that the Cash Collateral Account may be an interest-bearing account with a commercial bank (including Comerica or any other Lender which is a commercial bank) if determined by the Agent, in its reasonable discretion, to be practicable, invested by the Agent in its sole discretion, but without any liability for losses or the failure to achieve any particular rate of return. Furthermore, in connection with the establishment of a Cash Collateral Account under the first sentence of this Section 6.3 (and on the terms and within the time periods provided thereunder), (i) each Debtor agrees to establish and maintain (and the Agent, acting at the request of the Lenders, may establish and maintain) at such Debtor’s sole expense a United States Post Office lock box (the “Lock Box”), to which the Agent shall have exclusive access and control. Each Debtor expressly authorizes the Agent, from time to time, to remove the contents from the Lock Box for disposition in accordance with this Agreement; and (ii) each Debtor shall notify all account debtors that all payments made to such Debtor (a) other than by electronic funds transfer, shall be remitted, for the credit of such Debtor, to the Lock Box, and such Debtor shall include a like statement on all invoices, and (b) by electronic funds transfer, shall be remitted to the Cash Collateral Account, and such Debtor shall include a like statement on all invoices. Each Debtor agrees to execute all documents and authorizations as reasonably required by the Agent to establish and maintain the Lock Box and the Cash Collateral Account. It is acknowledged by the parties hereto that any lockbox presently maintained or subsequently established by a Debtor with the Agent may be used, subject to the terms hereof, to satisfy the requirements set forth in the first sentence of this Section 6.3.

(b)	Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 9.1(i) of the Credit Agreement, immediately following the occurrence thereof, and in the case of any other Event of Default, (w) upon the termination of any commitments to extend credit under the Credit Agreement, (x) upon the acceleration of any Indebtedness arising under the Credit Agreement, (y) at the option of Agent or (z) upon the request of the Majority Lenders after the commencement of any remedies hereunder, any and all cash (including amounts received by electronic funds transfer), checks, drafts and other instruments for the payment of money received by each Debtor at any time, in full or partial payment of any of the Collateral consisting of Accounts or Inventory, shall forthwith upon receipt be transmitted and delivered to the Agent, properly endorsed, where required, so that such items may be collected by the Agent. Any such amounts and other items received by a Debtor shall not be commingled with any other of such Debtor’s funds or property, but will be held separate and apart from such Debtor’s own funds or property, and upon express trust for the benefit of the Agent until delivery is made to the Agent. All items or amounts which are remitted to a Lock Box or otherwise delivered by or for the benefit of a Debtor to the Agent on account of partial or full payment of, or any other amount payable with respect to, any of the Collateral shall, at the Agent’s option, be applied to any of the Indebtedness, whether then due or not, in the order and manner set forth in the Credit Agreement. No Debtor shall have any right whatsoever to withdraw any funds so deposited. Each Debtor further grants to the Agent a first security interest in and Lien on all funds on deposit in such account. Each Debtor hereby irrevocably authorizes and directs the Agent to endorse all items received for deposit to the Cash Collateral Account, notwithstanding the inclusion on any such item of a restrictive notation, e.g., “paid in full”, “balance of account”, or other restriction.

Section 6.4 Default Under Credit Agreement. Subject to any applicable notice and cure provisions contained in the Credit Agreement, the occurrence of any Event of Default (as defined in the Credit Agreement), including without limit a breach of any of the provisions of this Agreement, shall be deemed to be an Event of Default under this Agreement. This Section 6.4 shall not limit the Events of Default set forth in the Credit Agreement.

ARTICLE 7

Miscellaneous

Section 7.1 No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 7.2 Successors and Assigns. Subject to the terms and conditions of the Credit Agreement, this Agreement shall be binding upon and inure to the benefit of the Debtors and the Agent and their respective heirs, successors and assigns, except that the Debtors may not assign any of their rights or obligations under this Agreement without the prior written consent of the Agent.

Section 7.3 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE CREDIT AGREEMENT REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 7.4 Notices. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number specified for notices on signature pages hereto; or, as directed to the Debtors or the Agent, to such other address or number as shall be designated by such party in a written notice to the other. All such notices, requests and communications shall, when sent by overnight delivery, or faxed, be effective when delivered for overnight (next business day) delivery, or transmitted in legible form by facsimile machine (with electronic confirmation of receipt), respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if otherwise delivered, upon delivery; except that notices to the Agent shall not be effective until actually received by the Agent.

Section 7.5 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a)	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

(b)	ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE DEBTORS AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE DEBTORS AND THE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY LOAN DOCUMENT.

Section 7.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 7.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent or the Lenders to rely upon them.

Section 7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.9 Waiver of Bond. In the event the Agent seeks to take possession of any or all of the Collateral by judicial process, the Debtors hereby irrevocably waive any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

Section 7.10 Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.11 Construction. Each Debtor and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtors and the Agent.

Section 7.12 Termination; Reinstatement. If all of the Indebtedness (other than contingent liabilities pursuant to any indemnity, including without limitation Section 5.5 and Section 5.6 hereof, for claims which have not been asserted, or which have not yet accrued) shall have been paid and performed in full (in cash) and all commitments to extend credit or other credit accommodations under the Credit Agreement have been terminated, the Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Debtors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Agent and has not previously been sold or otherwise applied pursuant to this Agreement; provided however that, the effectiveness of this Agreement shall continue or be reinstated, as the case may be, in the event: (a) that any payment received or credit given by the Agent or the Lenders, or any of them, is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal, or local law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Agreement shall thereafter be enforceable against the Debtors as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Agent or the Lenders, and whether or not the Agent or any Lender relied upon such payment or credit or changed its position as a consequence thereof or (b) that any liability is imposed, or sought to be imposed against the Agent or the Lenders, or any of them, relating to the environmental condition of any of property mortgaged or pledged to the Agent on behalf of the Lenders by any Debtor, the Borrower or other party as collateral (in whole or part) for any indebtedness or obligation evidenced or secured by this Agreement, whether such condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after acquisition by the Agent or any Lender of any such property, in lieu of foreclosure or otherwise, due to the wrongful act or omission of the Agent or such Lenders, or any person other than the Borrower, the Subsidiaries, or any Affiliates of the Borrower or the Subsidiaries), and this Agreement shall thereafter be enforceable against the Debtors to the extent of all such liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by the Agent or Lenders as the direct or indirect result of any such environmental condition but only for which the Borrower is obligated to the Agent and the Lenders pursuant to the Credit Agreement. For purposes of this Agreement “environmental condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface strata and the ambient air.

Section 7.13 Release of Collateral. The Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release of the security interest and Liens established hereby on any Collateral (other than the Pledged Shares): (a) if the sale or other disposition of such Collateral is permitted under the terms of the Credit Agreement and, at the time of such proposed release, both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing, (b) if the sale or other disposition of such Collateral is not permitted under the terms of the Credit Agreement, provided that the requisite Lenders under the Credit Agreement shall have consented to such sale or disposition in accordance with the terms thereof, or (c) if such release has been approved by the requisite Lenders in accordance with Section 13.9 of the Credit Agreement.

Section 7.14 WAIVER OF JURY TRIAL. EACH DEBTOR AND THE AGENT ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH DEBTOR AND THE AGENT, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE DEBTORS AND THE AGENT.

(a)	In the event that the jury trial waiver contained in this Section 7.14 is not enforceable, the parties elect to proceed as follows:

(b)	With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other Loan Document will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Agreement, venue for the reference proceeding will be in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(c)	The matters that shall not be subject to a reference are the following: (i) foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This Section does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this Section.

(d)	The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(e)	The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (a) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (b) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (c) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(f)	The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(g)	Except as expressly set forth in this Section, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(h)	The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(i)	If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act § 1280 through § 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM WHICH ARISES OUT OF OR IS RELATED TO THE AGREEMENT.

Section 7.15 Consistent Application. The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement or the other Loan Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of the Credit Agreement, such provision of the Credit Agreement shall govern.

Section 7.16 Continuing Lien. The security interest granted under this Security Agreement shall be a continuing security interest in every respect (whether or not the outstanding balance of the Indebtedness is from time to time temporarily reduced to zero) and the Agent’s security interest in the Collateral as granted herein shall continue in full force and effect for the entire duration that the Credit Agreement remains in effect and until all of the Indebtedness are repaid and discharged in full, and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement remain outstanding.

Section 7.17 Amendment and Restatement. This Agreement amends, restates and replaces in its entirety the security agreement included in the Prior Credit Agreement (the “Prior Security Agreement”), and nothing contained herein shall be deemed to alter or impair the liens and security interest established by the Prior Security Agreement, which liens and security interest remain in full force and effect with all priorities unchanged.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTORS:

INOGEN, INC.

By:	/s/ Alison Bauerlein

Name:	Alison Bauerlein

Title	CFO
Address for Notices:
326 Bollay Dr.
Goleta, Ca 93117
Fax No.:
Telephone No.:
Attention:

AGENT:

COMERICA BANK, as Agent

By:	/s/ Evan Huckabay

Name:	Evan Huckabay

Title	Vice President
Address for Notices:
411 West Lafayette
7th Floor
MC 3289
Detroit, Michigan 48226
Telephone No.: 313/222/9434
Attention:

Signature Page to Security Agreement

(1219142)

EXHIBIT A

TO

SECURITY AGREEMENT

FORM OF AMENDMENT

This Amendment, dated                     , 20    , is delivered pursuant to Section 4.8[(b)/(c)] of the Security Agreement referred to below. The undersigned hereby agrees that this Amendment may be attached to the Security Agreement dated as of October 12, 2012, between the undersigned and Comerica Bank, as the Agent for the benefit of the Lenders referred to therein (the “Security Agreement”), and (a) [that the intellectual property listed on Schedule A]/[that the shares of stock, membership interests, partnership units, notes or other instruments listed on Schedule A] annexed hereto shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all Indebtedness as provided in the Security Agreement and (b) that Schedule A shall be deemed to amend [Schedule 1.2/Schedule 1.1] by supplementing the information provided on such Schedule with the information set forth on Schedule A.

Capitalized terms used herein but not defined herein shall have the meanings therefor provided in the Security Agreement.

INOGEN, INC.

By:
Name:
Title

COMERICA BANK, as Agent

By:
Name:
Title

EXHIBIT B

JOINDER AGREEMENT

(Security Agreement)

THIS JOINDER AGREEMENT (the “Joinder Agreement”) is dated as of                     ,          by                                         , a                                          (“New Debtor”).

WHEREAS, pursuant to Section 7.13 of that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 12, 2012 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among Inogen, Inc. (the “Borrower”), the financial institutions from time to time signatory thereto (the “Lenders”) and Comerica Bank, as administrative agent for the Lenders (in such capacity, “Agent”), the New Debtor is required to execute and deliver a joinder agreement to the Security Agreement.

WHEREAS, in order to comply with the Credit Agreement, New Debtor executes and delivers this Joinder Agreement in accordance therewith.

NOW THEREFORE, as a further inducement to Lenders to continue to provide credit accommodations to the Borrower, New Debtor hereby covenants and agrees as follows:

A. All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined to the contrary.

B. New Debtor hereby enters into this Joinder Agreement in order to comply with Section 7.13 of the Credit Agreement and does so in consideration of the Advances made or to be made from time to time under the Credit Agreement and the other Loan Documents.

C. The Schedules attached to this Joinder Agreement are intended to supplement the Schedules to the Security Agreement with the respective information applicable to New Debtor.

D. New Debtor shall be considered, and deemed to be, for all purposes of the Credit Agreement, the Security Agreement and the other Loan Documents, a Debtor under the Security Agreement as fully as though New Debtor had executed and delivered the Security Agreement at the time originally executed and delivered under the Credit Agreement and hereby ratifies and confirms its obligations under the Security Agreement, all in accordance with the terms thereof and shall be deemed to have made each representation and warranty set forth in the Security Agreement.

E. No Default or Event of Default (each such term being defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.

F. This Joinder Agreement shall be governed by the laws of the State of California and shall be binding upon New Debtor and its successors and assigns.

IN WITNESS WHEREOF, the undersigned New Debtor has executed and delivered this Joinder Agreement as of                     ,         .

[NEW DEBTOR]

By:

Its:

Accepted:

COMERICA BANK, as Agent

By:

Its:

EXHIBIT C

FORM OF COLLATERAL COMPLIANCE CERTIFICATE

To:	Comerica Bank as administrative agent (the “Agent”) and the Lenders

Re:	Security Agreement dated as of October 12, 2012 by and among Inogen, Inc. and such other entities which from time to time become parties thereto (each a “Debtor” and collectively, the “Debtors”) and Agent, (as the same may be amended, restated or otherwise modified from time to time, the “Security Agreement”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Security Agreement).

Reference is made to Section 4.6 of the Security Agreement. The undersigned hereby represents and warrants to Agent and the Lenders, in consideration of the loans extended to Borrower, as follows:

1. Locations. No Debtor has any leased or owned location, or any Collateral located with a warehousemen or bailee, which has not been previously disclosed in writing to Agent, or is not set forth on Schedule 1 attached hereto, which sets forth the information required by Section 3.3(a)(ii) and Section 3.3(a)(iii) of the Security Agreement, as applicable, for all previously undisclosed locations.

2. Deposit Accounts. No Debtor has any Deposit Accounts, cash collateral accounts or investment accounts (other than with Agent) which have not been previously disclosed in writing to Agent, or are not set forth on Schedule 2 attached hereto, which sets forth the information required by Section 3.3(b) of the Security Agreement as to each previously undisclosed account.

3. Intellectual Property. No Debtor has any registered Patents, Patent Licenses, registered Trademarks, Trademark Licenses, registered Copyrights and Copyright Licenses which have not been previously disclosed in writing to Agent, or are not set forth on Schedule 3 attached hereto, which sets forth the information required by Section 3.3(d) of the Security Agreement for such previously undisclosed Intellectual Property Collateral.

4. Pledged Shares. None of the Debtors, singly or collectively, hold any Pledged Shares which have not been previously disclosed to Agent in writing except as set forth on Schedule 4 attached hereto, which sets forth the information required by Section 3.4(c) of the Security Agreement for such previously undisclosed Pledged Shares.

5. Promissory Notes; Tangible Chattel Paper. None of the Debtors, singly or collectively, have promissory notes or tangible Chattel Paper for which the principal amount or obligations evidenced thereunder are, in aggregate, in excess of $         which promissory notes and/or Chattel Paper have not been previously disclosed to Agent in writing, assigned and delivered to Agent in accordance with Section 4.1(a) of the Security Agreement, except as set forth on Schedule 5 attached hereto.

6. Electronic Chattel Paper. None of the Debtors, singly or collectively, have electronic Chattel Paper or any “transferable record” evidencing obligations, in the aggregate, in excess of $        , which have not previously been disclosed to Agent in writing, and over which Agent has not been granted control in accordance with Section 4.1(b) of the Security Agreement, except as set forth on Schedule 6 attached hereto.

7. Letters of Credit. None of the Debtors, singly or collectively, are beneficiaries under letters of credit, with an aggregate face amount in excess of $         , which have not previously been disclosed to Agent in writing, and over which Agent has not been granted a Lien in compliance with the terms of Section 4.1(c) of the Security Agreement, except as set forth on Schedule 7 attached hereto.

8. Commercial Tort Claims. None of the Debtors, singly or collectively, have any commercial tort claims which, in the aggregate, are reasonably estimated to have a value in excess of $        , which claims have not previously been disclosed to Agent in writing and over which Agent has not been granted a Lien in compliance with Section 4.1(d) of the Security Agreement, except as set forth on Schedule 8 attached hereto.

9. Vehicles, Aircraft and Vessels. None of the Debtors, singly or collectively, own Vehicles (other than Vehicles used by executive employees), aircraft or vessels with a fair market value in excess of $         which have not been previously disclosed in writing to Agent, except as set forth on Schedule 9 attached hereto.

10. Life Insurance. None of the Debtors are beneficiaries of any key man life insurance policies which have not been previously disclosed in writing to Agent, except as set forth on Schedule 10 attached hereto.

IN WITNESS WHEREOF, the undersigned have executed this Collateral Compliance Report, as of this      day of                     ,         .

INOGEN, INC.

By:

Its:

CONFIDENTIAL

Schedules to Security Agreement

1.1	Intellectual Property – Patent & Trademark Listings

INOGEN, INC.

INTELLECTUAL PROPERTY STATUS REPORT

TITLE/DESCRIPTION	DOCKET NO./ COUNTRY	FILING DATE SERIAL NO.	PRIORITY DATA	PUBLICATION DATE/NUMBER	PATENT NO. ISSUE DATE	SUMMARY	STATUS

PORTABLE GAS FRACTIONALIZATION SYSTEM General System, PSA Cycle, Scroll Compressor; Low Weight and Noise Level of Concentrator)	INOGN.003A USA	Oct. 7, 2003 10/680,997	N/A	Apr. 7, 2005 2005/0072298 A1	7,066,985 June 27, 2006	non reciprocating compressor claims and <10lb, 2hr, 45 dB	ISSUED

PORTABLE GAS FRACTIONALIZATION SYSTEM (PWM Power Source)	INOGN.003CP1 USA	Oct. 7, 2004 10/962,194	Oct 7, 2003 (CIP of 003A)	May 19, 2005 2005/0103341 A1	7,438,745 Oct. 21, 2008	using pulse width modulation valve control to increase battery run time	ISSUED

PORTABLE GAS FRACTIONALIZATION SYSTEM (PWM Power Source)	INOGN.003CP1C1 USA	Oct. 21, 2008 12/255,553	Oct 7, 2003 (Continuation of 003CP1)	N/A	7,753,996 July 13, 2010	using pulse width modulation compressor control to increase battery run time	ISSUED

PORTABLE GAS FRACTIONALIZATION SYSTEM (Battery)	INOGN.003CPDV1 USA	Oct. 30, 2007 11/928,183	Oct 7, 2003 (Divisional of 003CP1)	May 8, 2008 2008/0105258 A1	7,730,887 June 8, 2010	design features and geometry of the G1 battery	ISSUED

PORTABLE GAS FRACTIONALIZATION SYSTEM Combination of 003-006A)	INOGN.003VCA CANADA	Oct. 7, 2004 2540599	Oct. 7, 2003	N/A	N/A		Pending

PORTABLE GAS FRACTIONALIZATION SYSTEM (Integrated Manifold, Water Trap, Compressor Restraint; Column Filter)	INOGN.004A USA	Oct. 7, 2003 10/681,456	N/A	Apr. 7, 2005 2005/0072306 A1	7,135,059 Nov. 14, 2006	various POC assembly structures including an integrated manifold, piloted valves, a compressor grommet mount and frits as zeolite filters	ISSUED

PORTABLE GAS FRACTIONALIZATION SYSTEM (Free Piston Linear Compressor)	INOGN.005CP1 USA	Feb. 21, 2007 11/677,532	Oct. 7, 2003 (CIP of 005A)	N/A	7,922,789 April 12, 2011	utilization of a multiple compressor POC to expand product rate or save power	ISSUED

CONFIDENTIAL

TITLE/DESCRIPTION	DOCKET NO./ COUNTRY	FILING DATE SERIAL NO.	PRIORITY DATA	PUBLICATION DATE/NUMBER	PATENT NO. ISSUE DATE	SUMMARY	STATUS

PORTABLE OXYGEN CONCENTRATOR	INOGN.011DC2 USA	Mar. 23, 2005 29/226,193	Oct 7, 2003 (Cont. of 003A)	N/A	D528,212 Sept. 12, 2006	ornamental design of a POC	ISSUED

MOBILITY CART FOR TRANSPORTING CONCENTRATORS AND RELATED ACCESSORIES	INOGN.012DC1 USA	May 4, 2004 29/204,892	Oct 7, 2003 (Cont. of 003A)	Sept. 27, 2005	D510,169 Sept. 27, 2005	ornamental design of a cart for a POC including auxiliary battery charging capability	ISSUED

SYSTEMS AND METHODS FOR DELIVERING THERAPEUTIC GAS TO PATIENTS	INOGN.017A USA	June 6, 2005 11/147,409	June 4, 2004 (017PR)	Dec. 15, 2005 2005/0274381 A1	7,841,343 Nov 30, 2010	night mode breath detection and user selectable sensitivity levels	ISSUED

SYSTEMS AND METHODS OF MONITORING AND CONTROLLING THE PERFORMANCE OF A GAS FRACTIONALIZATION APPARATUS	INOGN.025A USA	Feb. 23, 2006 11/362,443	Feb 23, 2005 60/655,509 (Client Filed PPA)	Oct. 19, 2006 2006/0230924	7,585,351 Sept. 8, 2009	various implementations of pressure based compressor speed control in a POC	ISSUED

SYSTEMS AND METHODS OF MONITORING AND CONTROLLING THE PERFORMANCE OF A GAS FRACTIONALIZATION APPARATUS	INOGN.025A USA	Feb. 23, 2006 11/362,443	Feb 23, 2005 60/655,509 (Client Filed PPA)	Oct. 19, 2006 2006/0230924	7,585,351 Sept. 8, 2009	various implementations of pressure based compressor speed control in a POC	ISSUED

GAS FRACTIONALIZATION APPARATUS WITH BUILT-IN ADMINISTRATIVE AND SELF- DIAGNOSTIC FUNCTIONS	INOGN.027A USA	May 23, 2006 11/438,897	May 23, 2005 60/684,144 (Client Filed PPA)	N/A	7,708,802 May 4, 2010	self-diagnostic capability built into a POC user interface	ISSUED

EXPANDABLE PRODUCT RATE PORTABLE GAS FRACTIONATION SYSTEM	INOGN.038A USA	Dec. 29, 2006 11/618,393	Dec 29, 2005 60/755,591	N/A	7,686,870 Mar 30, 2010	utilization of a multiple compressor POC to expand product rate or save power	ISSUED

ADSORBENT BED PRESSURE BALANCING FOR A GAS CONCENTRATOR	INOGN.041 USA	Oct. 9, 2007 11/973,666	Utility filed by RT Associates	5/15/2008 US2008-0110338	7,857,894 Dec 28, 2010	pressure balancing of zeolite beds to increase performance in a POC

ADSORBENT BED PRESSURE BALANCING FOR A GAS CONCENTRATOR	INOGN.041 USA	12/927,550 Nov 17, 2010	Priority of 7,857,894	3/24/11 US2011-0067566	8,142,544 Mar 27, 2012	pressure balancing of zeolite beds to increase performance in a POC

A GAS CONCENTRATOR WITH IMPROVED WATER REJECTION CAPABILITY	INOGN.042 0020604-1 USA	Nov. 28, 2007 11/998,389	Utility filed by RT Associates	8/28/2008 US2008-0202337	7,780,768 Aug 24, 2010	use of a selective membrane to remove water and nitrogen from the feed gas of a POC	Pending

CONFIDENTIAL

TITLE/DESCRIPTION	DOCKET NO./ COUNTRY	FILING DATE SERIAL NO.	PRIORITY DATA	PUBLICATION DATE/NUMBER	PATENT NO. ISSUE DATE	SUMMARY	STATUS

A GAS CONCENTRATOR WITH IMPROVED WATER REJECTION CAPABILITY	INOGN.042 0020604-1 USA	July 15, 2010 11/998,389	Continuation of 7,780,768	11/11/2010 US2010-0282084	N/A	use of a selective membrane to remove water and nitrogen from the feed gas of a POC	Pending

ADVANCED PORTABLE OXYGEN CONCENTRATOR	0021001 USA	12/30/2010 12/930,256	Utility filed by RT Associates	07/05/2012 US2012-0167886	N/A	G2 Portable Oxygen Concentrator	Pending

ADVANCED PORTABLE OXYGEN CONCENTRATOR	0021001-1 USA	04/29/2011 13/066,984	Priority date of 0021001	07/05/2012 US2012-0167883	N/A	G2 Portable Oxygen Concentrator	Pending

ADVANCED PORTABLE OXYGEN CONCENTRATOR	0021001-2 USA	04/29//2011 13/066,987	Priority date of 0021001	07/05/2012 US2012-0167887	N/A	G2 Portable Oxygen Concentrator	Pending

ADVANCED PORTABLE OXYGEN CONCENTRATOR	0021001-3 USA	04/29/2011 13/068,005	Priority date of 0021001	07/05/2012 US2012-0167888	N/A	G2 Portable Oxygen Concentrator	Pending

GAS CONCENTRATOR WITH REMOVABLE CARTRIDGE ADSORBENT BEDS	021101 USA	4/22/11 13/066,716	Priority date of 0021001	N/A	N/A	Gas Concentrator with removable cartridge adsorbent beds	Pending

ADVANCED PORTABLE OXYGEN CONCENTRATOR	0021002 USA	12/30/2010 29/372,717	12/30/2010	N/A	N/A	G2 Design Patent	Pending

PRESSURE SWING ADSORPTION PROCESS OPERATION AND OPTIMIZATION	Air Products	07/10/2002 10/192,360	N/A	N/A	6605136 8/12/2003	Pressure Swing Adsorption Process Operation and Optimization	Issued and assigned to Inogen from Air Products

USE OF LITHIUM CONTAINING FAU IN AIR SEPARATION PROCESS INCLUDING WATER AND/OR CARBON DIOXIDE REMOVAL	Air Products	1/13/2003 10/341,663	N/A	N/A	6824590 11/30/2004	Use of Lithium Containing FAU in Air Sepatation Process Including Water and/Or Carbon Dioxide Removal	Issued and assigned to Inogen from Air Products

WEIGHT-OPTIMIZED PORTABLE OXYGEN CONCENTRATOR	Air Products	05/21/2004 11/851,858	N/A	N/A	7279029 10/09/2007	Weight-Optimized Portable Oxygen Concentrator	Issued and assigned to Inogen from Air Products

CONFIDENTIAL

TITLE/DESCRIPTION	DOCKET NO./ COUNTRY	FILING DATE SERIAL NO.	PRIORITY DATA	PUBLICATION DATE/NUMBER	PATENT NO. ISSUE DATE	SUMMARY	STATUS

WEIGHT-OPTIMIZED PORTABLE OXYGEN CONCENTRATOR	Air Products	08/27/2007 11/845,190	N/A	N/A	7473299 01/06/2009	Weight-Optimized Portable Oxygen Concentrator	Issued and assigned to Inogen from Air Products

CONFIDENTIAL

INOGEN, INC.

Trademark Status Report by Country

Updated: September 28, 2012

United States

KMOB Ref.	Trademark	Status	Appl. No. Filing Date	Reg No: Reg. Date	Class/Goods	Notes

INOGN.043T	INOGEN	Registered	78/242953 4/28/2003	2919942 1/18/2005	10: Oxygen concentrators for use by patients suffering from COPD and other lung disorders	Renewal due 1/18/15

INOGN.044T	SATELLITE CONSERVER	Registered (Will Expire)	78/300679 9/15/2003	3007851 10/18/2005	10: Medical devices, namely, oxygen conserving devices for patients suffering from chronic obstructive pulmonary disease and other respiratory disorders	Inogen will not maintain registration.

INOGN.045T	INOGEN ONE	Registered	78/300886 9/16/2003	2921770 1/25/2005	10: Oxygen concentrators for use by patients suffering from COPD and other respiratory disorders	Renewal due 1/25/15.

INOGN.046T		Registered	78/474022 8/26/2004	3220562 3/20/2007	10: Home health care products, namely, respiratory devices and oxygen concentrators for use by patients suffering from COPD and other lung disorders	Affidavit of Use due 3/20/13. Renewal due 3/20/17.

INOGN.047T	OXYGENATION	Registered (Supplemental Register)	78/663739 7/5/2005	3228930 4/10/2007	44: Providing medical information in the field of supplemental oxygen and oxygen therapy	Affidavit of Use due 4/10/13. Can file application for Principal Register

INOGN.048T	OXYGEN.ANYTIME.ANYWHERE	Registered	77/078308 1/8/2007	3432129 5/20/2008	10: Medical devices and related accessories for use in providing supplemental oxygen for medical purposes	Affidavit of Use due 5/20/14. Renewal due 5/20/18.

INOGN.055T	INTELLIGENT DELIVERY TECHNOLOGY	Registered (Supplemental Register)	77/411829 3/3/2008	3681661 9/8/2009	10: Oxygen monitoring sensors used in connection with oxygen concentrators for use by patients suffering from chronic obstructive pulmonary disease (COPD) and other respiratory disorders	Affidavit of Use due 9/8/15 Can file application for Principal Register

CONFIDENTIAL

KMOB Ref.	Trademark	Status	Appl. No. Filing Date	Reg No: Reg. Date	Class/Goods	Notes

INOGN.066T	INOGEN ONE G2	Registered	85/235403 2/7/2011	4022460 9/6/2011	10: Oxygen concentrators for medical applications	Affidavit of Use due 9/6/17. Renewal due 9/6/21.

INOGN.073T	LIVE LIFE IN MOMENTS, NOT MINUTES	Allowed	85/394507 8/10/2011		10: Medical devices and related accessories for use in providing supplemental oxygen for medical purposes	SOU submitted on 9/18/12. (Statement of Use or 1st Extension due 11/15/12.)

INOGN.074T	RECLAIM YOUR INDEPENDENCE	Allowed	85/394510 8/10/2011		10: Medical devices and related accessories for use in providing supplemental oxygen for medical purposes	SOU Accepted on 9/25/12. Registration certificate will issue in due course

INOGN.075T	NEVER RUN OUT OF OXYGEN	Allowed	85/394514 8/10/2011		10: Medical devices and related accessories for use in providing supplemental oxygen for medical purposes	SOU submitted on 9/18/12. Office Action issued 9/25/2012. (Statement of Use or 1st Extension due 11/15/12.)

INOGN.078T	OXYGEN THERAPY ON YOUR TERMS	Allowed	85/457882		10: Medical devices and related accessories for use in providing supplemental oxygen for medical purposes; oxygen concentrators for medical applications	SOU Accepted on 9/26/12. Registration certificate will issue in due course

INOGN.079T	INOGEN	Registered	85/481592 11/28/2011	4178909 7/24/2012	44: Providing medical information in the field of supplemental oxygen and oxygen therapy; advisory services relating to medical apparatus and instruments in the field of supplemental oxygen and oxygen therapy and distribution of training materials in connection therewith; health services and home care services relating to oxygen therapy	Affidavit of Use due 07/24/18. Renewal due 7/24/22.

CONFIDENTIAL

Foreign Countries

KMOB Ref.	Country	Trademark	Status	Appl. No. Filing Date	Reg No: Reg. Date	Class/Goods	Notes Next Renewal

INOGN.043WAU	Australia	INOGEN	Registered	998788 4/21/2004	99339998788 4/21/2004	10: oxygen concentrators for use by patients suffering from COPD (chronic obstructive pulmonary disease) and other lung disorders	4/21/2014

INOGN.044WAU	Australia	SATELLITE CONSERVER	Registered	993396 3/15/2004	993396 3/15/2004	5: Oxygen conserving devices for use by patients suffering from COPD (chronic obstructive pulmonary disease) and other respiratory disorders.	3/15/2014

INOGN.045WAU	Australia	INOGEN ONE	Registered	993592 3/16/2004	993592 3/16/2004	10: oxygen concentrators for use by patients suffering from COPD (chronic obstructive pulmonary disease) and other respiratory disorders	3/16/2014

INOGN.043WCA	Canada	INOGEN	Registered	1206429 2/13/2004	TMA695480 9/4/2007	Oxygen concentrators for use by patients suffering from COPD and other respiratory disorders.	9/4/2022

INOGN.044WCA	Canada	SATELLITE CONSERVER	Registered	1206382 2/13/2004	TMA695493 9/4/2007	Oxygen conservers for use in conserving oxygen for patients suffering from COPD and other respiratory disorders.	9/4/2022

INOGN.045WCA	Canada	INOGEN ONE	Registered	1206381 2/13/2004	TMA695495 9/4/2007	Oxygen concentrators for use by patients suffering from COPD and other respiratory disorders	9/4/2022

INOGN.043WCL	Chile	INOGEN	Registered	647688 6/18/2004	709.723 11/24/2004	10: Oxygen concentrators for use by patients suffering from copd and other respiratory disorders (chronic obstructive pulmonary disease)	11/24/2014

INOGN.044WCL	Chile	SATELLITE CONSERVER	Registered	640116 3/15/2004	704.077 9/23/2004	10: Oxygen conserving devices for use by patients suffering from COPD and other respiratory disorders.	9/23/2014

INOGN.045WCL	Chile	INOGEN ONE	Registered	640115 3/15/2004	704.076 9/23/2004	10: Oxygen concentrators for use by patients suffering from COPD and other respiratory disorders	9/23/2014

INOGN.043WCN	China	INOGEN	Registered	4040336 4/27/2004	4040336 1/28/2006	10: Oxygen concentrators for use by patients suffering from COPD and other lung disorders.	1/27/2016

CONFIDENTIAL

KMOB Ref.	Country	Trademark	Status	Appl. No. Filing Date	Reg No: Reg. Date	Class/Goods	Notes Next Renewal

INOGN.044WCN	China	SATELLITE CONSERVER	Registered	3958390 3/15/2004	3958390 5/14/2007	5: Oxygen conserving devices for use by patients suffering from COPD and other respiratory disorders (COPD stands for chronic obstructive pulmonary disease)	5/13/2017

INOGN.045WCN	China	INOGEN ONE	Registered	3958391 3/16/2004	3958391 2/21/2007	5: Oxygen concentrators for use by patients suffering from COPD and other respiratory disorders|(COPD stands for chronic obstructive pulmonary disease)	2/20/2017

INOGN.044WEU	European Community	SATELLITE CONSERVER	Registered	3668365 2/18/2004	3668365 10/20/2005	10: Oxygen concentrators for use by patients suffering from chronic obstructive pulmonary disease and other respiratory disorders	2/18/2014

INOGN.076WEU	European Community	INOGEN	Registered	010206621 8/19/2011	010206621 12/27/2011

10: Medical devices and related accessories for use in providing supplemental oxygen for medical purposes; Oxygen concentrators for medical applications

44: Providing medical information in the field of supplemental oxygen and oxygen therapy; advisory services relating to medical apparatus and instruments in the field of supplemental oxygen and oxygen therapy and distribution of training materials in connection therewith; health services and home care services relating to oxygen therapy

8/19/2021

INOGN.077WEU	European Community	INOGEN ONE	Registered	010206696 8/19/2011	010206696 12/27/2011

10: Medical devices and related accessories for use in providing supplemental oxygen for medical purposes; Oxygen concentrators for medical applications

44: Providing medical information in the field of supplemental oxygen and oxygen therapy; advisory services relating to medical apparatus and instruments in the field of supplemental oxygen and oxygen therapy and distribution of training materials in connection therewith; health services and home care services relating to oxygen therapy

8/19/2021

INOGN.043WKR	Korea, South	INOGEN	Registered	4.02004E+12 4/20/2004	637582 11/3/2005	10: Oxygen concentrators for use by patients suffering from copd (chronic obstructive pulmonary disease) and other lung disorders	11/3/2015

CONFIDENTIAL

KMOB Ref.	Country	Trademark	Status	Appl. No. Filing Date	Reg No: Reg. Date	Class/Goods	Notes Next Renewal

INOGN.044WKR	Korea, South	SATELLITE CONSERVER	Registered	40-2004-11521 3/15/2004	610028 3/2/2005	10: Oxygen conserving devices for use by patients suffering from COPD and other respiratory disorders	3/2/2015

INOGN.045WKR	Korea, South	INOGEN ONE	Registered	402004-11520 3/15/2004	609209 2/22/2005	10: Oxygen concentrators for use by patients suffering from COPD and other respiratory disorders	2/22/2015

INOGN.043WMX	Mexico	INOGEN	Registered	646866 3/15/2004	896853 8/25/2005	10: Devices for maintenance of oxygen for use in patient sufren copd (disease obstructiva pulmonary news chronicle) and other disorders breathing.	3/15/2014

INOGN.044WMX	Mexico	SATELLITE CONSERVER	Registered	646865 3/15/2004	886683 6/20/2005	10: Oxygen conserving devices for use by patients suffering from COPD and other respiratory disorders	3/15/2014

INOGN.045WMX	Mexico	INOGEN ONE	Registered	646864 3/15/2004	883563 5/27/2005	10: Oxygen concentrators for use by patients suffering from COPD (chronic obstructive pulmonary disease) and other respiratory disorders	3/15/2014

INOGN.043WNZ	New Zealand	INOGEN	Registered	711285 4/21/2004	711285 4/21/2004	10: Oxygen concentrators for use by patients suffering from copd (chronic obstructive pulmonary disease) and other lung disorders	4/21/2014

INOGN.044WNZ	New Zealand	SATELLITE CONSERVER	Registered	709598 3/15/2004	709598 9/15/2003	10: Oxygen concentrators for use by patients suffering from chronic obstructive pulmonary disease and other respiratory disorders	9/15/2013

INOGN.045WNZ	New Zealand	INOGEN ONE	Registered	709759 3/15/2004	709759 9/16/2003	10: Oxygen concentrators for use by patients suffering from COPD and other respiratory disorders	9/16/2013

CONFIDENTIAL

SCHEDULE 1.1

COPYRIGHT COLLATERAL

TITLE	Reg. No.	Reg. Date.	Owner

Reclaim your independence (brochure)	TX0007429423	8/4/11	Inogen, Inc.

Reclaim your freedom (envelope)	TX0007429424	8/4/11	Inogen, Inc.

1.2	Pledged Shares – None.

3.2

The Company purchased Comfort Life Medical Supply, LLC (“Comfort Life”), in December 2008. In April 2009 Inogen merged Comfort Life into Inogen’s operations completely. See the Comfort Life merger documents for additional information. Tax ID# was 51-0666497 until merger.

The Company purchased Breathe Oxygen Services, LLC (“Breathe Oxygen”), in August 2011. In August 2011 Inogen merged Breathe Oxygen into Inogen’s operations completely. See the Breathe Oxygen merger documents for additional information. Tax ID# was 84-1726152 until merger.

The Company’s Books and Records are located at 326 Bollay Drive, Goleta, CA 93117.

3.3	(a)

Location of Inventory & Equipment

Inventory & Equipment located at

326 Bollay Drive, Goleta, CA 93117;

1450 Sam Davis Road, Suite 140, Smyrna, TN 37167

1125 East Collins Blvd, Suite 200, Richardson, TX 75081

Note: Inogen’s business model includes deploying Inogen assets throughout the US into patient’s homes. Inogen provides a list monthly of these assets.

	(b)	Account Information Comerica Bank Checking Account # 1894506805 Money Market # 1894329471 Square One Bank Money Market # 111381

	(c)	None.

3.7	California, Delaware, Tennessee, Texas